SECRETARY OF STATE

                     THE GREAT SEAL OF THE STATE OF NEVADA
                                     [SEAL]

                                STATE OF NEVADA


                                CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that GREATESTESCAPES.COM INC. did on FEBRUARY 10, 1999, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.



                                IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Las Vegas, Nevada, on FEBRUARY 10, 1999.


THE GREAT SEAL OF THE STATE OF NEVADA
[SEAL]

                                /s/ Dean Heller
                                Secretary of State


                                By /s/ [ILLEGIBLE]
                                Certification Clerk


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